Exhibit 4.2








                               FIFTH AMENDMENT TO
                                CREDIT AGREEMENT




                                     between






                     GOODRICH PETROLEUM COMPANY OF LOUISIANA
                             GPC, INC. OF LOUISIANA




                                       and





                                  COMPASS BANK




                                 Effective as of
                                October 16, 1997

                       FIFTH AMENDMENT TO CREDIT AGREEMENT
                       -----------------------------------

                  This FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made and entered into effective as of October 16, 1997, by and between GOODRICH PETROLEUM COMPANY OF LOUISIANA ("GPCL"), a Nevada corporation, formerly known as American National Petroleum Company, successor by merger to Patrick Petroleum Corporation of Michigan, a Michigan corporation, GPC, INC. OF
LOUISIANA ("GPC"), a Nevada corporation, (collectively, the "Borrower"), GOODRICH PETROLEUM CORPORATION, a Delaware corporation, ("Goodrich"), and COMPASS BANK, a Texas state chartered banking corporation (the "Lender").

                              W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, GPCL, GPC, the Lender, and Goodrich are parties to the Credit Agreement dated August 16, 1995, as amended by First Amendment to Credit Agreement dated as of December 15, 1995, and Letter Amendment dated March 26, 1996, and Second Amendment to Credit Agreement dated as of June 1, 1996, and Letter Amendment dated November 12, 1996, and as further amended by Third Amendment to Credit Agreement dated as of January 31, 1997, and as further amended by Fourth Amendment to Credit Agreement dated as of June 1, 1997, (as amended, the "Agreement"), pursuant to which the Lender has extended credit to GPCL and Goodrich has guaranteed the payment and performance of certain indebtedness and other obligations of GPCL and GPC to the Lender; and

                  WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Agreement and this Amendment, the parties hereto agree as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION
                         ------------------------------

                  1.1 Terms Defined Above. As used herein, each of the terms "Agreement," "Amendment," "Borrower," "GPC", "GPCL," "Goodrich," and "Lender" shall have the meaning assigned to such term hereinabove.

                  1.2 Terms Defined in Agreement. As used herein, each term defined in the Agreement shall have the meaning assigned thereto in the Agreement, unless expressly provided herein to the contrary.

                  1.3 References. References in this Amendment to Article or Section numbers shall be to Articles and Sections of this Amendment, unless expressly stated to the contrary. References in this Amendment to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," and "hereunder" shall be to this Amendment in its entirety and not only to the particular Article or Section in which such reference appears.

                  1.4 Articles and Sections. This Amendment, for convenience only, has been divided into Articles and Sections and it is understood that the rights, powers, privileges, duties, and other legal relations of the parties hereto shall be determined from this Amendment as an entirety and without regard to such division into Articles and Sections and without regard to headings prefixed to such Articles and Sections.

                  1.5 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural and likewise the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine, and neuter, when such construction is appropriate, and specific enumeration shall not exclude the general, but shall be construed as cumulative. Definitions of terms defined in the singular and plural shall be equally applicable to the plural or singular, as the case may be.


                                   ARTICLE II

                             AMENDMENTS TO AGREEMENT
                             -----------------------

                  The Agreement is hereby amended as follows:

                  2.1      Amendment of Section 1.2.   Section 1.2 of the
                           -------------------------
Agreement is hereby amended as follows:

                           The  following  definition  is  amended  to  read  as
follows:

                  "Applicable Margin" shall mean as to each Floating
                  -------------------
                  Rate Loan, zero percent (0%), and as to each LIBO Rate Loan, the following:

                     Borrowing Base                      LIBO Rate Loan
                      Utilization                       Applicable Margin
                    --------------                      -----------------
                  1)  greater than 75%                   two percent (2%)
                        of Borrowing Base

                  2)  less than or equal to 75%          one and three-fourths
                         and greater than 50% of           percent (1 3/4%)
                         Borrowing Base

                  3)  less than or equal to              one and one-half
                          50% of Borrowing Base            percent (1 1/2%)

                           The Borrowing Base Utilization and the  corresponding
                  LIBO Rate shall be set at each quarter end for the next quarter. Borrower will furnish to Lender a Form of Borrowing Base Utilization, which is attached as Exhibit VII to this Amendment, which shall stipulate the Borrowing Base level at the end of such quarter. Such form shall be furnished to Lender within five (5) days of the end of such quarter."

                           "Borrowing Base Utilization" shall mean the aggregate
                           ---------------------------
                  principal   amount  of  Loans   outstanding   hereunder  as  a
                  percentage of the Borrowing Base."

                  2.2      Amendment of Section  2.7(a).  The first  sentence of
                           ----------------------------
 Section 2.7(a) of the Agreement is hereby amended to read as follows:

                  (a) "Effective October 16, 1997, the Borrowing Base shall be $19,000,000 until the next Borrowing Base review.

                  2.3      Amendment  of Section  2.12.  Section  2.12 of the
                           ---------------------------
Agreement is amended by amending the first sentence to read as follows:

                  "To compensate the Lender for maintaining funds available, the Borrower shall pay to the Lender a commitment fee calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day), on the average daily amount of the Available Commitment as follows:

                   Borrowing Base
                    Utilization                        Commitment Fee
                   --------------                      --------------

                  1)  greater than 75%              one-half percent(1/2%)
                        of Borrowing Base

                  2)  less than or equal to         three-eighths percent(3/8%)
                         50% of Borrowing Base

         The Borrowing Base Utilization and the corresponding Commitment Fee shall be set at each quarter end for the next quarter.

                                   ARTICLE III

                                   CONDITIONS
                                   ----------

                  The obligation of the Lender to amend the Agreement as provided herein is subject to the fulfillment of the following conditions precedent:

                  3.1 Receipt of  Documents  and Other  Items.  The Lender shall
                      ---------------------------------------
have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and in form and substance satisfactory to the Lender:

                  (a) multiple counterparts of this Amendment executed by the Borrower and Goodrich, as requested by the Lender; and

                  (b) such other agreements, documents, items, instruments, opinions, certificates, waivers, consents and evidence as the Lender may reasonably request.

                  3.2 Accuracy  of   Representations   and   Warranties.   The
                      -------------------------------------------------
representations and warranties contained in Article IV of the Agreement and in any other Loan Document shall be true and correct, except as affected by the transactions contemplated in the Agreement and this Amendment.

                  3.3 Matters  Satisfactory  to  Lender.  All  matters  incident
                      ---------------------------------
to the consummation of the transactions contemplated hereby shall be satisfactory to the Lender.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

                  Each of the Borrower and Goodrich hereby expressly re-makes, in favor of the Lender, all of the representations and warranties set forth in
Article IV of the Agreement and set forth in any other Loan Document to which it is a party, and represents and warrants that all such representations and warranties remain true and unbreached, except as affected by the transactions contemplated in the Agreement and this Amendment.


                                    ARTICLE V

                                  RATIFICATION
                                  ------------

                  Each of the parties hereto does hereby adopt, ratify, and confirm the Agreement and the other Loan Documents to which it is a party, in all things in accordance with the terms and provisions thereof, as amended by this Amendment and the documents executed in connection herewith.

                                   ARTICLE VI

                                  MISCELLANEOUS
                                  -------------

                  6.1 Scope of Amendment. The scope of this Amendment is expressly limited to the matters addressed herein and this Amendment shall not operate as a waiver of any past, present, or future breach, Default, or Event of Default under the Agreement, except to the extent, if any, that any such breach, Default, or Event of Default is remedied by the effect of this Amendment.

                  6.2 Agreement as Amended. All references to the Agreement in any document heretofore or hereafter executed in connection with the transactions contemplated in the Agreement shall be deemed to refer to the Agreement as amended by this Amendment.

                  6.3 Parties in Interest. All provisions of this Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Lender, Goodrich, and their respective successors and permitted assigns.

                  6.4 Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the parties hereto and their respective successors and permitted assigns. No other Person shall have standing to require satisfaction of such provisions in accordance with their terms and any or all of such provisions may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it advisable to do so.

                  6.5 Entire Agreement. THIS AMENDMENT CONSTITUTES THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WHETHER WRITTEN OR ORAL, AMONG SUCH PARTIES REGARDING THE SUBJECT HEREOF. FURTHERMORE IN THIS REGARD, THIS AMENDMENT, THE AGREEMENT, AND THE OTHER PARTIES LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

                  6.6 Governing Law. THIS AMENDMENT AND ALL ISSUES ARISING IN CONNECTION HEREWITH AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.

                  6.7 Jurisdiction and Venue. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AMENDMENT, THE AGREEMENT, OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE LENDER, IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS. EACH OF THE BORROWER AND GOODRICH HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN

HOUSTON, HARRIS COUNTY, TEXAS, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE LENDER IN ACCORDANCE WITH THIS SECTION.

                  6.8 Waiver of Rights to Jury Trial. EACH OF THE BORROWER, GOODRICH, AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF THIS AMENDMENT, THE AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AMENDMENT, THE AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AMENDMENT.

                  IN WITNESS WHEREOF, this Amendment is executed effective as of the date first hereinabove written.

                                    BORROWER:

                                    GOODRICH PETROLEUM COMPANY OF LOUISIANA


                                    By: /s/ Walter G. Goodrich
                                        -------------------------------
                                           Walter G. Goodrich
                                           President

                                    GPC, INC. OF LOUISIANA


                                    By: /s/ Walter G. Goodrich
                                        -------------------------------
                                           Walter G. Goodrich
                                           President

                                    GUARANTOR:

                                    GOODRICH PETROLEUM CORPORATION


                                    By: /s/ Walter G. Goodrich
                                        -------------------------------
                                           Walter G. Goodrich
                                           President



                                    LENDER:

                                    COMPASS BANK



                                    By: /s/ Allison Hammer
                                        -------------------------------
                                            Allison Hammer
                                            Vice-President

                                   EXHIBIT VII


                      [FORM OF BORROWING BASE UTILIZATION]


Compass Bank
24 Greenway Plaza, 14th Floor
Houston, Texas  77046
Attention:  Energy Lending

         Re: Credit Agreement dated as of August 16, 1995, as Amended by and between the parties as set forth in the Fifth Amendment to Credit Agreement
                  -----------------------------------

Ladies and Gentlemen:

         Pursuant to applicable requirements of the Credit Agreement, the undersigned, as Responsible Officers of the Borrowers and the Guarantors, hereby certify to you the following information as true and correct as of the date hereof or for the period indicated, as the case may be:

         To the best knowledge of the undersigned, the Borrowing Base Utilization as described in the definition of the Applicable Margin for the quarter ending _________________, 19__, was as follows, and the LIBO Rate Loan Applicable Margin for the following quarter is as follows:

                    Borrowing Base                          LIBO Rate
                  Utilization Margin                     Loan Applicable
                  ------------------                     ---------------

                  [1)  greater than 75%                  two percent (2%)
                           of Borrowing Base]

                  [2)  less than or equal to 75%         one and three-fourths
                           and greater than 50% of         percent (1 3/4%)
                           Borrowing Base]

                  [3)  less than or equal to             one and one-half
                           50% of Borrowing Base           percent (1 1/2%)]

         To the best knowledge of the undersigned, the Borrowing Base Utilization as described in Section 2.12 for the quarter ending _________________, 19__, was as follows and the Commitment Fee as described in
Section 2.12 for the following quarter is as follows:
                                       I-i



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



                    Borrowing Base
                    Utilization Margin                  Commitment Fee
                    ------------------                  --------------

                  [1)  greater than 50%              one-half percent (1/2%)
                           of Borrowing Base]

                  [2)  less than or equal to         three-eighths percent(3/8%)
                           50% of Borrowing Base]

         Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

                                      GOODRICH PETROLEUM COMPANY OF LOUISIANA


                                      By: _____________________________________
                                      Printed Name: ___________________________
                                      Title: __________________________________


                                      GPC, INC. OF LOUISIANA


                                      By: _____________________________________
                                      Printed Name: ___________________________
                                      Title: __________________________________
















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